Ex 99(h)(1)

March 16, 2007

Boston Financial Data Services, Inc.
2 Heritage Drive
North Quincy, MA 02171

          Re:     Transfer Agency and Services Agreement

Ladies and Gentlemen:

          Reference is made to the Transfer Agency and Services Agreement (the “Agreement”), dated as of January 1, 2006, by and among Boston Financial Data Services, Inc., a Massachusetts corporation, and each management investment company identified as an “Old Fund” on Exhibit A hereto (each, a “Fund” and, collectively, the “Funds”) on behalf of each of its series identified as “Old Portfolios” on Exhibit A hereto (each, a “Portfolio” and, collectively, the “Portfolios”).

          In connection with a restructuring of the complex of which the Funds and Portfolios are a part, as of the close of business on April 13, 2007 (the “Closing Date”), the Funds and Portfolios will be reorganized as set forth on Exhibit A hereto.

          On the Closing Date, (i) each management investment company identified as a “New Fund” shall become a “Fund” party to the Agreement on behalf of each of its series identified on Exhibit A as a “New Portfolio” and shall assume all of the rights and obligations under the Agreement of the corresponding Old Fund with respect to each applicable Old Portfolio (ii) each Old Fund shall cease to be a party to the Agreement and shall have no rights or obligations thereunder, (iii) each such New Portfolio shall be deemed a “Portfolio” within the meaning of the Agreement, and (iv) each Old Portfolio shall cease be deemed to be a “Portfolio” under the Agreement.

          Except to the extent expressly set forth herein, this letter shall not be deemed to otherwise amend or modify any term of the Agreement.

[signature page to follow]

          Please sign below to evidence your consent and agreement to the above.

EACH MANAGEMENT INVESTMENT
COMPANY IDENTIFIED ON EXHIBIT A
HERETO AS AN “OLD FUND”
OR A “NEW FUND”

By:

Name:
Title:

Consented and Agreed to:

BOSTON FINANCIAL DATA SERVICES, INC.

By:

Name:
Title:

Exhibit A

Old Fund	Old Portfolio	New Fund	New Portfolio

Legg Mason Partners Investment Trust (f/k/a Smith Barney Investment Trust)	Legg Mason Partners S&P 500 Index Fund (f/k/a Smith Barney S&P500 Index Fund)	Legg Mason Partners Equity Trust	Legg Mason Partners S&P 500 Index Fund

CitiFunds Trust III	Citi Cash Reserves (Co-Transfer Agent)	Legg Mason Partners Money Market Trust	Citi Cash Reserves (Co-Transfer Agent)

	Citi US Treasury Reserves (Co-Transfer Agent)	Legg Mason Partners Money Market Trust	Citi U.S. Treasury Reserve (Co-Transfer Agent)

	Citi California Tax Free Reserves (Co-Transfer Agent)	Legg Mason Partners Money Market Trust	Citi California Tax Free Reserves (Co-Transfer Agent)

	Citi Connecticut Tax Free Reserves (Co-Transfer Agent)(includes Smith Barney Connecticut Money Market Portfolio - Class A and Class Y shares)	Legg Mason Partners Money Market Trust	Citi Connecticut Tax Free Reserves (Co-Transfer Agent)(includes Western Asset Connecticut Money Market - Class A and Class I shares)

	Citi New York Tax Free Reserves (Co-Transfer Agent)	Legg Mason Partners Money Market Trust	Citi New York Tax Free Reserves (Co-Transfer Agent)

	Citi Tax Free Reserves (Co-Transfer Agent)	Legg Mason Partners Money Market Trust	Citi Tax Free Reserves (Co-Transfer Agent)

CitiFunds Institutional Trust	Citi Institutional Liquid Reserves (Co-Transfer Agent)	Legg Mason Partners Institutional Trust	Citi Institutional Liquid Reserves (Co-Transfer Agent)

	Citi Institutional Cash Reserves (Co-Transfer Agent)	Legg Mason Partners Institutional Trust	Citi Institutional Cash Reserves (Co-Transfer Agent)

	Citi Institutional U.S. Treasury Reserves (Co-Transfer Agent)	Legg Mason Partners Institutional Trust	Citi Institutional U.S. Treasury Reserves (Co-Transfer Agent)

	Citi Institutional Tax Free Reserves (Co-Transfer Agent)	Legg Mason Partners Institutional Trust	Citi Institutional Tax Free Reserves (Co-Transfer Agent)

	Citi Institutional Enhanced Income Fund (Co-Transfer Agent)	Legg Mason Partners Institutional Trust	Citi Institutional Enhanced Income Fund (Co-Transfer Agent)

CitiFunds Premium Trust	Citi Premium Liquid Reserves	Legg Mason Partners Premium Money Market Trust	Citi Premium Liquid Reserves

	Citi Premium U.S. Treasury Reserves	Legg Mason Partners Premium Money Market Trust	Citi Premium U.S. Treasury Reserves